Exhibit 4

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                             CONTRIBUTION AGREEMENT



                                  BY AND AMONG



                      FELCOR LODGING LIMITED PARTNERSHIP,
                        a Delaware limited partnership,

                       FELCOR LODGING TRUST INCORPORATED,
                             a Maryland corporation


                                      AND


                               BASS AMERICA, INC.
                             a Delaware corporation


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                               TABLE OF CONTENTS


ARTICLE I.    The Contribution.............................................- 1 -
         1.1  Contribution of Contributed Assets...........................- 1 -
         1.2  Consideration................................................- 1 -
         1.3  Redemption Rights for Units..................................- 2 -
         1.4  Registration Rights..........................................- 2 -
         1.5  SEC Filings..................................................- 2 -
         1.6  Section 721 Transaction......................................- 2 -

ARTICLE II.   Representations and Covenants................................- 3 -
         2.1  Representations by General Partner and FLLP..................- 3 -
         2.2  Representations by Contributor...............................- 4 -
         2.3  Restrictions on Subsequent Sale of the Contributed Assets....- 5 -

ARTICLE III.  Conditions Precedent to the Closing..........................- 6 -
         3.1  Contributor's Obligations....................................- 6 -
         3.2  Contributor's Representations and Warranties.................- 6 -

ARTICLE IV.   Closing and Closing Documents................................- 6 -
         4.1  Closing......................................................- 6 -
         4.2  Contributor's Deliveries.....................................- 6 -
         4.3  FLLP's Deliveries............................................- 7 -

ARTICLE V.    Miscellaneous................................................- 7 -
         5.1  Notices......................................................- 7 -
         5.2  Entire Agreement; Modifications and Waivers;
                Cumulative Remedies........................................- 8 -
         5.3  Exhibits.....................................................- 9 -
         5.4  Successors and Assigns.......................................- 9 -
         5.5  Article Headings.............................................- 9 -
         5.6  Governing Law................................................- 9 -
         5.7  Time Periods.................................................- 9 -
         5.8  Counterparts.................................................- 9 -
         5.9  Survival.....................................................- 9 -
         5.10 Further Acts.................................................- 9 -
         5.11 Severability.................................................- 9 -
         5.12 Attorneys' Fees.............................................- 10 -

List of Exhibits and Schedules

Exhibit A -  Form of Amendment to Agreement of Limited Partnership
Schedule 2.1(h) - Summary of FelCor Lodging Limited Partnership Partnership
                  Agreement


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                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the date last below written by and among Bass America, Inc., a Delaware corporation ("Contributor"), FelCor Lodging Limited Partnership, a Delaware limited partnership ("FLLP"), and FelCor Lodging Trust Incorporated, a Maryland corporation and the sole general partner of FLLP ("General Partner").

                                   RECITALS:

     A. Contributor is the record and beneficial owner of 2,448,212 shares of the common stock, par value $0.01 per share ("Common Stock"), of FelCor Lodging Trust Incorporated and desires to contribute 1,000,000 shares of the Common Stock, as such shares may be as adjusted from time to time for any stock splits, stock dividends or other recapitalizations (the "Contributed Assets") to FLLP.

     B. Contributor and General Partner, among others, are parties to that certain Stockholders' and Registration Rights Agreement dated July 28, 1998 (the "Stockholders Agreement").

     C. FLLP desires to acquire the Contributed Assets from Contributor, on the terms and conditions hereinafter set forth.

     D. General Partner, in order to induce Contributor to enter into this Agreement, has agreed to make certain representations, warranties and covenants in this Agreement, all upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                The Contribution

     1.1 Contribution of Contributed Assets. Contributor agrees to contribute and transfer the Contributed Assets to FLLP and FLLP agrees to accept transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. The Contributed Assets shall be transferred to FLLP at Closing (defined below), free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims and other matters affecting title.

     1.2 Consideration. The total consideration (the "Consideration") for which Contributor agrees to contribute and assign the Contributed Assets to FLLP, and which FLLP agrees to pay or deliver to Contributor, subject to the terms of this Agreement, shall be the issuance to Contributor of the units ("Units") of limited partner interest in FLLP equal in number to the total number of

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shares of Common Stock comprising the Contributed Assets. Contributor hereby subscribes for and agrees to accept the issuance of the Units and the terms and conditions of the Amended and Restated Agreement of Limited Partnership for FLLP dated as of July 25, 1994, as amended to date (the "Partnership Agreement"), including without limitation the power of attorney granted in
Section 1.4 of the Partnership Agreement, and to execute and deliver at the Closing such other documents or instruments as may be required by General Partner under Section 11.4 of the Partnership Agreement.

     1.3 Redemption Rights for Units. Each Unit shall be redeemable, at the option of Contributor, in accordance with, but subject to the restrictions contained in, Section 7.5 of the Partnership Agreement; provided, however, that Contributor's redemption option may not be exercised prior to January 1, 2001. Furthermore, notwithstanding the provisions set forth in Section 7.5 of the Partnership Agreement, if Contributor elects to redeem its Units, the General Partner may, in its sole and absolute discretion, pay the Redemption Amount (as defined in the Partnership Agreement) either (i) through payment of the REIT Shares Amount (as defined in the Partnership Agreement), or (ii) by causing FLLP to distribute to Contributor the Contributed Assets, subject, in either case, to all of the other conditions set forth in Section 7.5.

     1.4 Registration Rights. Contributor shall have rights to obtain registration with the Securities and Exchange Commission (the "SEC") of the shares of Common Stock that may be issuable in redemption for Contributor's Units pursuant to the terms of the Stockholders Agreement, whether such Units are issued pursuant hereto or were issued pursuant to that certain Contribution Agreement among the parties hereto dated February 27, 2000. General Partner acknowledges that, for purposes of the Stockholders Agreement, the shares of Common Stock that may be issuable in redemption for all Units so issued to Contributor shall be deemed Registrable Shares, as that term is defined in the Stockholders Agreement, and General Partner shall cause a Registration Statement (as defined in the Stockholders Agreement) with respect to the shares issuable upon redemption of all such Units to become effective pursuant to
Section 2.1 thereof no later than December 31, 2000. The provisions of this
Section 1.4 shall amend, modify, supercede and replace the provisions of
Section 1.4 of that certain Contribution Agreement among the parties hereto dated February 27, 2000.

     1.5 SEC Filings. FLLP agrees to provide to Contributor a copy of all periodic reports filed after the date of this Agreement by General Partner with the SEC under Section 13 of the Securities Exchange Act of 1934, as amended. This obligation will cease upon the termination of this Agreement prior to Closing or upon the redemption by Contributor of all of its Units after Closing.

     1.6 Section 721 Transaction. Notwithstanding anything to the contrary in this Agreement, including without limitation the use of words and phrases such as "Seller," "Purchaser," "Purchase Price," "sell," "sale," purchase" and "pay," the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby be treated for federal income tax purposes as the contribution of the Contributed Assets by Contributor to FLLP in exchange for the Units pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), and not as a transaction in which Contributor is acting other than in its capacity as a prospective partner of FLLP.

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                                  ARTICLE II.
                         Representations and Covenants

     2.1 Representations by General Partner and FLLP. General Partner and FLLP hereby represent and warrant unto Contributor that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

          (a) General Partner is duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; that the execution and delivery of this Agreement and the performance by General Partner of its obligations under this Agreement, including, but not by way of limitation, its obligations with respect to the issuance of its shares of Common Stock upon the redemption of the Units (if it elects to issue such shares of Common Stock) to be issued to Contributor pursuant to this Agreement, have been approved by the Board of Directors of General Partner and require no further action or approval of its directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of General Partner.

          (b) FLLP is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by FLLP of its obligations under this Agreement have been approved by the Board of Directors of General Partner and require no further action or approval of FLLP's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of FLLP.

          (c) Neither the entry into nor the performance of, or compliance with, this Agreement by either General Partner or FLLP has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to General Partner or FLLP.

          (d) FLLP is acquiring the Contributed Assets for its own account and not with a view to the distribution thereof within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

          (e) The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). As a holder thereof, Contributor shall be admitted as a limited partner of FLLP as of the Closing Date entitled to all of the rights and protections of limited partners under the Delaware Act and the provisions of the Partnership Agreement, with the same rights, preferences and privileges as all existing limited partners on a pari passu basis. As of October

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16, 2000, there were issued and outstanding 65,365,076 Units having substantially equal rights with respect to all matters, including rights to receive distributions and upon liquidation, and an aggregate of 6,088,100 units having certain preferential rights with respect to the receipt of distributions and upon liquidation. The shares of Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights.

          (f) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the (i) valid authorization, issuance, sale and delivery of the Units, and (ii) the valid authorization, issuance, sale and delivery of shares of Common Stock upon redemption of the Units.

          (g) Neither the issuance, sale and delivery by FLLP of the Units, nor the issuance, sale and delivery by General Partner of the shares of Common Stock upon redemption of the Units, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under the certificate of incorporation or bylaws of General Partner or the certificate of limited partnership or the Partnership Agreement of FLLP; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which General Partner or FLLP is a party or to which any of them, any of their respective properties or other assets or any hotel is subject; or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of General Partner or FLLP.

          (h) Attached hereto as Schedule 2.1(h) is a list of all of the constituent documents comprising the Partnership Agreement, as amended and supplemented to date, true and complete copies of all of which have been delivered to Contributor.

          (i) Waiver of Ownership Limit. General Partner acknowledge that, pursuant to its Articles of Amendment and Restatement, as further amended and supplemented (the "Charter"), no person or entity may beneficially own more than 9.9% of the outstanding Common Stock (the "Ownership Limit") unless the Board of Directors of General Partner waives compliance with such Ownership Limit. General Partner further acknowledges that in connection with the Stockholders Agreement, Contributor (together with its affiliates) received a waiver of the Ownership Limit in connection with its ownership of shares of Common Stock, including the Contributed Assets. General Partner hereby confirms that in the event that Contributor exercises its right of redemption and receives shares of Common Stock, the waiver previously granted to Contributor and its affiliates shall continue to be applicable to the acquisition by Contributor of such shares of Common Stock upon redemption of its Units; provided, however, that the aggregate number of shares of Common Stock held by Contributor and its affiliates following such redemption shall not exceed the Initial Ownership of the Bass Parties as set forth in, and as those terms are defined in, the Stockholders Agreement.

     2.2 Representations by Contributor. Contributor hereby represents and warrants unto FLLP that each and every one of the following statements is true, correct and complete in every

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material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

          (a) Contributor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement require no further action or approval of Contributor's shareholders, directors, members, managers, trustees or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Contributor.

          (b) Neither the entry into nor the performance of, or compliance with, this Agreement by Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement, regulations, certificate of limited partnership, trust agreement, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Contributor or to the Contributed Assets.

          (c) (i) Contributor is the sole owner of the Contributed Assets, (ii) Contributor has good title to the Contributed Assets, (iii) the Contributed Assets are free and clear of any liens, encumbrances, pledges and security interests whatsoever, and (iv) Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets.

          (d) No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Contributor, other than for purposes of the Stockholders Agreement, the approval of the Board of Directors of General Partner of the transactions contemplated by this Agreement.

          (e) Contributor is familiar with the business and financial condition of General Partner and FLLP, and is not relying upon any representations made to it by General Partner, FLLP or any of the officers, employees or agents of either of them that are not contained or referred to herein.

          (f) Contributor is aware of the risks involved in making an investment in the Units and in the Common Stock for which such Units may be redeemable. Contributor has had an opportunity to ask questions of, and to receive answers from, FLLP and General Partner, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs and business of FLLP and General Partner. Contributor confirms that all documents, records and information pertaining to its investment in FLLP that have been requested by it, including a complete copy of the Partnership Agreement as summarized in
Schedule 2.1(h) attached hereto, have been made available or delivered to it prior to the date hereof.

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          (g) Contributor understands that neither the Units nor the shares of
Common Stock for which the Units may be redeemed have been registered under the Securities Act of 1933, as amended, or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units for which Contributor hereby subscribes are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws, and (except as expressly set forth herein) Contributor has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale. Contributor understands that the Units will contain appropriate legends reflecting the requirement that the Units not be resold by Contributor without registration under such laws or the availability of an exemption from such registration.

          (h) Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D of the SEC.

     2.3 Restrictions on Subsequent Disposition of the Contributed Assets. FLLP covenants and agrees that, until the earlier of seven (7) years from the date hereof or the date that Contributor no longer owns at least 25% of the Units issued to it pursuant to this Agreement, FLLP shall not sell, assign, transfer, distribute or otherwise dispose (including taking any action that would result in the recognition of a loss, for U.S. federal income tax purposes, by FLLP or Contributor) of the Contributed Assets, without Contributor's prior written consent.

                                  ARTICLE III.
                      Conditions Precedent to the Closing

     In addition to any other conditions set forth in this Agreement, FLLP's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article III, all of which shall be conditions precedent to FLLP's obligations under this Agreement.

     3.1 Contributor's Obligations. Contributor shall have performed all obligations of Contributor hereunder which are to be performed prior to Closing.

     3.2 Contributor's Representations and Warranties. Contributor's representations and warranties set forth in Section 2.2 shall be true and correct in all material respects as if made again on the Closing Date.

                                  ARTICLE IV.
                         Closing and Closing Documents

     4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of FelCor Lodging Trust Incorporated in Irving, Texas, or such other place as is mutually agreeable to the parties, at 12:00 noon on November 1, 2000 (the "Closing Date"), or as otherwise set by agreement of the parties.

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     4.2 Contributor's Deliveries. At the Closing and at Contributor's sole cost and expense, Contributor shall deliver the following to FLLP in addition to all other items required to be delivered to FLLP or General Partner by
Contributor:

          (a) Certificate for Contributed Assets. Contributor's stock certificate(s) representing the Contributed Assets, duly endorsed for transfer or accompanied by duly executed stock powers or assignments, granting and conveying to FLLP good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims and other matters affecting title;

          (b) Amendment to the Partnership Agreement. An amendment to the Partnership agreement to effect Contributor's admission as a limited partner of FLLP substantially in the form attached hereto as Exhibit A (the "Amendment") duly executed by Contributor;

          (c) Authority Documents. Evidence satisfactory to FLLP that the person or persons executing the closing documents on behalf of Contributor have full right, power and authority to do so.

     4.3 FLLP's Deliveries. At the Closing, and at FLLP's sole cost and expense, FLLP shall deliver the following to Contributor:

          (a) Certificate for Units. A unit certificate duly issued by FLLP in the name of Contributor as of the Closing Date representing the Units to which Contributor is entitled pursuant to Section 1.2 of this Agreement;

          (b) Amendment to the Partnership Agreement. The Amendment duly executed by General Partner, as the sole general partner and as the attorney-in-fact of all limited partners of FLLP;

          (c) Authority Documents. Evidence satisfactory to Contributor that the person or persons executing the closing documents on behalf of FLLP have full right, power and authority to do so.

                                   ARTICLE V.
                                 Miscellaneous

     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. FLLP's address for all purposes under this Agreement shall be the following:

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                  c/o FelCor Lodging Trust Incorporated
                  545 E. John Carpenter Frwy., Suite 1300
                  Irving, Texas  75062
                  Attention:  General Counsel
                  Fax No. (972) 444-4949

         with a copy to:

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Ave., Suite 3200
                  Dallas, Texas  75202-2799
                  Attention:  Robert W. Dockery
                  Fax No. (214) 855-4300

Contributor's address for all purposes under this Agreement shall be the following:

                  Bass America, Inc.
                  1105 North Market Street
                  Suite 1046
                  Wilmington, Delaware 19801
                  Attn: Kathy Storm
                  Fax No. (302) 427-7395
                  Tax I.D. No. 51-0338196

         with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attn: Thomas Patrick Dore, Jr.
                  Fax No. (212) 450-5738

Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Contributor or FLLP upon any breach under this

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Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Contributor or FLLP of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Contributor or FLLP either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

     5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by FLLP or Contributor without the prior approval of the other parties hereto. This Agreement shall be binding upon, and inure to the benefit of, Contributor and FLLP and their respective legal representatives, successors, and permitted assigns.

     5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

     5.7 Time Periods. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Delaware, or the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     5.8 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     5.9 Survival. All covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing, and all representations, warranties and indemnities contained in this Agreement shall expressly survive the Closing for a period of three (3) years.

     5.10 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by FLLP, General Partner and Contributor, FLLP, General Partner and Contributor shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, instruments and

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agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

     5.11 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     5.12 Attorneys' Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 16th day of October, 2000.

                                     CONTRIBUTOR:

                                     BASS AMERICA, INC.,
                                     a Delaware corporation

                                     By:      /s/ F. Andrew Simpson
                                          --------------------------------------
                                     Name:    F. Andrew Simpson
                                          --------------------------------------
                                     Title:   President
                                           -------------------------------------


                                     FLLP:

                                     FELCOR LODGING LIMITED PARTNERSHIP,
                                     a Delaware limited partnership

                                     By:  FelCor Lodging Trust Incorporated,
                                          a Maryland corporation, its general
                                          partner



                                          By:  /s/ Lawrence D. Robinson
                                             -----------------------------------
                                                   Lawrence D. Robinson,
                                                   Senior Vice President

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



                                      GENERAL PARTNER:

                                      FELCOR LODGING TRUST INCORPORATED,
                                      a Maryland corporation



                                      By:    /s/ Lawrence D. Robinson
                                           -------------------------------------
                                           Lawrence D. Robinson, Senior
                                           Vice President

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